Exhibit 99.1



                   STOCK PURCHASE AGREEMENT

                            between

                 UNITED STATIONERS SUPPLY CO.
                    an Illinois corporation
                         ("Purchaser")

                              and

                      LAGASSE BROS., INC.
                    a Louisiana corporation
                          ("Company")

                              and

              KEVIN C. LAGASSE, CYNTHIA LAGASSE,
           DAVID C. LAGASSE, LINETTE LAGASSE ABADIE,
            CLINTON G. LAGASSE, RAYMOND J. LAGASSE
                      and RICKEY LAGASSE
          being all of the shareholders of the Company
                        (the "Shareholders")





     This STOCK PURCHASE AGREEMENT ("Agreement") is made as of October 1, 1996, by United Stationers Supply Co., an Illinois corporation ("Purchaser"), Lagasse Bros., Inc., a Louisiana corporation (the "Company"), and Kevin C. Lagasse, Cynthia Lagasse, David C. Lagasse, Linette Lagasse Abadie, Clinton G. Lagasse, Raymond J. Lagasse and Rickey Lagasse, being all of the shareholders of the Company (the "Shareholders").


                           RECITALS

      The  Shareholders own Two Thousand Eighty-eight  (2,088)
shares of common stock that constitute all of the issued and outstanding shares (the "Shares") of capital stock of the Company;

      The Shareholders desire to sell to Purchaser, and Purchaser desires to purchase from Shareholders, all of the issued and outstanding shares of common stock of the Company, in accordance with the terms and conditions hereinafter set forth;


                           AGREEMENT

       In   consideration   of  the  mutual   representations,
warranties, covenants, and agreements contained herein, the parties, intending to be legally bound, agree as follows:

1.   Definitions

"Adjustment Amount" - as defined in Section 2.5

"Applicable  Contract"  -  any Contract (a)  under  which  the
     Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

"Best Efforts" - the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

"Breach" - a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

"Claims Period" - The one-year period beginning on the Closing
     Date and ending on the first anniversary thereof, within which any assertable claim to be made by either party with regard to the breach of any representation, warranty, covenant, obligation, or indemnity set forth herein must be so asserted.

"Closing" - as defined in Section 2.3.

"Closing Date" - the date and time as of which the Closing actually takes place.

"Closing Date Balance Sheet" - the Balance Sheet to be prepared by the Company as of the Closing Date and delivered to Purchaser at Closing, prepared in accordance with generally accepted accounting principles applied on a basis consistent in form with the balance sheet of the Company as of December 31, 1995.

"Consent"  -  any approval, consent, ratification, waiver,  or
     other    authorization   (including   any    Governmental
     Authorization).

"Contemplated   Transactions"  -  all  of   the   transactions
     contemplated by this Agreement, including:

     (a)  the sale of Shares by the Shareholders to Purchaser;
     (b) the execution, delivery and performance of the Employment Agreements, the Noncompetition Agreements, the Shareholders' Releases, and the Escrow Agreement;
     (c) the performance by Purchaser, the Company and the Shareholders of their respective covenants and obligations under this Agreement; and
     (d) Purchaser's acquisition and ownership of the Shares and exercise of control over the Company.

"Contract" - any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

"Damages" - as defined in Section 10.2.

"Disclosure Letter" - the disclosure letter delivered by the Company and the Shareholders to Purchaser concurrently with the execution and delivery of this Agreement, as
     Exhibit 1 to this Agreement.

"Employment Agreements" - as defined in Section 2.4(a)(iii).

"Encumbrance"   -   any  charge,  claim,  community   property
     interest, condition, equitable interest, lien, option, pledge, security interest, easement, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"Environment"  -  soil,  land  surface or  subsurface  strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands) groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

"Environment,  Health  and  Safety Liabilities"  -  any  cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

     (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);
     (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;
     (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or
     (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.
           The terms "removal", "remedial", and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sec. 9601 et seq., as amended ("CERCLA").

 "Environmental Law" - any Legal Requirement that requires or relates to:

     (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;
     (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;
     (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;
     (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;
     (e)  protecting   resources,   species,   or   ecological
          amenities;
     (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;
     (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or
     (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

"ERISA" - the Employee Retirement Income Security Act of 1974, as amended, and regulations and rules issued pursuant to that Act.

"Escrow Agreement" - as defined in Section 3.13.

"Facilities"  -  any  real  property,  leaseholds,  or   other
     interests currently or formerly owned or operated by the Company and any buildings, structures or equipment (including motor vehicles and rolling stock) currently or formerly owned or operated by the Company.

"Financial   Statements"  -  Company's  financial  statements,
     prepared in accordance with generally accepted accounting principles, consistently applied, that present a complete, true and accurate statement of the Company's financial condition for the periods covered therein.

"GAAP"   -   generally   accepted  United  States   accounting
     principles, applied on a basis consistent with the basis on which the Balance Sheet and other financial statements referred to in Section 3.4(b) were prepared.

"Governmental Authorization" - any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any legal Requirement.

"Governmental Body" - any:

     (a) nation, state, county, city, village, town, district or other jurisdiction of any nature;
     (b)  federal,  state, local, municipal, foreign or  other
          government;
     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal);
     (d)  multi-national organization or body; or
     (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"Hazardous Activity" - the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

"Hazardous  Materials" - any waste or other substance that  is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

"HSR Act" - the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Indemnified Persons" - as defined in Section 10.2.

"Intellectual Property Assets" - as defined in Section 3.22.

"Interim Balance Sheet" - as defined in Section 3.4.

"IRC" - the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"IRS" - the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

"Knowledge" - an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

     (a) such individual is actually aware of such fact or other matter; or
     (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

                 A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, or branch manager of the Company or as a director, officer, partner, executor, or trustee of such other Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

"Legal  Requirement"  - any federal, state, local,  municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principal of common law, regulation, statute, or treaty.

"Noncompetition   Agreements"  -   as   defined   in   Section
     2.4(a)(iv).

"Occupational Safety and Health Law" - any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

"Order" - any award, decision, judgment, order, ruling, subpoena, or verdict entered, issued, made or rendered by any court, administrative agency, or Governmental Body or by any arbitrator.

"Ordinary Course of Business" - an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

     (a) such action is consistent with the best practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;
     (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and
     (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Organizational  Documents" - (a) the articles or  certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

"Person" - any individual, corporation (including any not-for-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"Plan" - as defined in Section 3.13.

"Proceeding"   -  any  action,  arbitration,  audit,  hearing,
     investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Real Estate" - all real property, and all leasehold interests
     in   estates  and  real  property,  of  every  kind   and
     description, and all buildings, structures, and improvements of every nature located thereon, owned or held by the Company and used or usable in the conduct of the Company's business, together with any additions or improvements made thereto.

"Related Person" - with respect to a particular individual:

     (a)  each other member of such individual's Family;
     (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;
     (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);
     (d) any Person in which such specified Person holds a Material Interest;
     (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and
     (f) any Related Person of any individual described in clause (b) or (c).

          For purposes of this definition, (a) the "family" of an individual includes (i) the individual, (ii) the individual's spouse [ and former spouses], (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

"Release"  -  any  spilling,  leaking, emitting,  discharging,
     depositing,   escaping,  leaching,  dumping,   or   other
     releasing into the Environment, whether intentional or unintentional.

"Representative" - with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"Securities Act" - the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Shares" - as defined in the recitals of this Agreement.

"Shareholders' Releases" - as defined in Section 2.4.

"Tax"  - any tax (including any income tax, capital gains tax, value-added tax, sales tax, use tax, payroll tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

"Tax Return"  - any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

"Threat of Release" - a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

"Threatened" - a claim, Proceeding, dispute, action, or  other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.


2.   SALE AND TRANSFER OF SHARES: CLOSING

2.1  Shares

Subject to the terms and conditions of this Agreement, at the Closing, the Shareholders will sell and transfer the Shares to Purchaser, and Purchaser will purchase the Shares from the Shareholders, free and clear of any adverse claims or Encumbrances.

2.2  Purchase Price

The purchase price  (the "Purchase Price") for the Shares will
be   Forty-four  Million  One  Hundred  Thousand  Dollars   ($
44,100,000.00)  plus or minus the Adjustment Amount.

2.3  Closing

      The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of the Company, 1525 Kuebel Street, Harahan, Louisiana, at 10:00 a.m. (local time) on the later of (i) October 31, 1996, (ii) the date that is two business days following the termination of the applicable waiting period under the HSR Act, (iii) the date that is two business days following the complete fulfillment or waiver of the conditions set forth in Sections 7 and 8, or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this
Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.


2.4  Closing Obligations

At the Closing:

     (a)  Shareholders will deliver to Purchaser:

          (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the
               New  York  Stock Exchange, for  transfer  to
               Purchaser;
          (ii) releases in the form of Exhibit 2.4(a)(ii) executed by Shareholders (collectively, "Shareholders' Releases");
          (iii)      employment  agreements  in  the  form  of
               Exhibit 2.4(a)(iii), executed by certain Shareholders (collectively, "Employment
               Agreements");
          (iv)       noncompetition agreements in the form  of
               Exhibit 2.4(a)(iv), executed by those Shareholders not executing Employment Agreements (collectively, the "Noncompetition Agreements"); and
          (v) a certificate executed by the Company and Shareholders representing and warranting to Purchaser that each of the Company's and Shareholders' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter that were delivered by the Company or Shareholders to Purchaser prior to the Closing Date in accordance with Section 5.5); and

     (b)  Purchaser will deliver to or on behalf of the
          Shareholders:

          (i) the sum of $ 4,500,000.00, plus an amount equal to the estimated Adjustment Amount, to the escrow agent referred to in Section 2.4(c) by bank cashier's or certified check;
          (ii) amounts equal to the Shareholders' legal and accounting fees and expenses, and any reimbursable expenses of Legacy Capital, as determined at Closing;
          (iii) the balance of the Purchase Price, less the amounts referred to in (i) and (ii) above, by bank cashier's or certified checks payable in equal amounts to the order of, or by wire transfer to accounts specified by, each of the Shareholders;
          (iv) a certificate executed by the Purchaser to the effect that, except as otherwise stated in such certificate, each of the Purchaser's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and
          (v) the Employment Agreements, executed by the Company.

     (c) Purchaser and the Shareholders will enter into an escrow agreement in the form of Exhibit 2.4(c) (the
          "Escrow Agreement") with and escrow agent to be agreed between the parties.

2.5  Adjustment Amount

      The Adjustment Amount (which may be a positive or negative number) will be equal to (a) the stockholder's equity of the Company as of the Closing Date determined in accordance with GAAP, but not to exceed $6,700,000.00, minus (b) $5,700,000.00.

2.6  Adjustment Procedure

     (a) The Company, at its expense, will prepare and will cause LaPorte, Sehrt, Romig & Hand, the Company's certified public accountants, to audit consolidated financial statements ("Closing Financial Statements") of the Company as of the Closing Date and for the period from December 31, 1995 through the Closing Date, including a computation of Shareholders' equity as of the Closing Date. The Shareholders will deliver the Closing Financial Statements to Purchaser within sixty days after the Closing Date. If within thirty days following delivery of the Closing Financial Statements, Purchaser has not given the Shareholders notice of its objection to the Closing Financial Statements (such notice must contain a statement of the basis of Purchaser's objection), then the Shareholders' equity reflected in the Closing Financial Statements will be used in computing the Adjustment Amount. If Purchaser gives such notice of objection, then the issues in dispute will be submitted to a "big six" accounting firm with an office in New Orleans mutually acceptable to the Shareholders and Purchaser (the "Accountants"), for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) Purchaser and Shareholders will each bear 50% of the fees of the Accountants for such determination.

     (b) On the tenth business day following the final determination of the Adjustment Amount, if the Adjustment Amount is equal to or greater than the estimated Adjustment Amount deposited pursuant to
          Section 2.4(b)(i), the escrow agent, upon written direction from Purchaser and a representative of Shareholders, will distribute the amount of the estimated Adjustment Amount to Shareholders and
          Purchaser will pay the difference, if any, to the Shareholders. If the Purchase Price is less than the estimated Adjustment Amount, the escrow agent, upon written direction from Purchaser and a representative of Shareholders, will pay the difference between the estimated Adjustment Amount and the Adjustment Amount as finally determined to Purchaser. In addition, at the time of distribution of said difference to Shareholders or Purchaser, the escrow amount shall be reduced to Three Million Dollars ($3,000,000) for the remainder of the escrow period. All payments will be made together with interest at the rate earned by the escrow, compounded daily beginning on the Closing Date and ending on the date of payment. Payments must be made in immediately available funds. Payments to the Shareholders must be made in the manner and will be allocated equally between the Shareholders. Payments to Purchaser must be made by wire transfer to such bank account as Purchaser will specify.

3.   REPRESENTATIONS  AND  WARRANTIES  OF  THE   COMPANY   AND
     SHAREHOLDERS

      The Company and Shareholders jointly and severally represent, warrant and covenant as follows:


3.1  Organization and Good Standing

     (a) Part 3.1 of the Disclosure Letter contains a complete and accurate list for the Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each shareholder and the number of shares held by each). The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Except as disclosed in the Disclosure Letter, the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

     (b) Shareholders have delivered to Purchaser copies of the Organizational Documents of the Company, as currently in effect.

3.2  Authority; No Conflict

     (a) This Agreement constitutes the legal, valid, and binding obligation of the Shareholders, enforceable against the Shareholders in accordance with its terms, subject to bankruptcy laws and laws affecting the rights of creditors generally. Upon the execution and delivery by the Shareholders of the Escrow Agreement, the Employment Agreements, the Shareholders' Releases, and the Noncompetition Agreements (collectively, "Shareholders' Closing Documents"), the Shareholders' Closing Documents will constitute the legal, valid, and binding obligations of the Shareholders, enforceable against the Shareholders in accordance with their respective terms, subject to bankruptcy laws and laws affecting the rights of creditors generally. Each of the Shareholders has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Shareholders' Closing Documents and to perform their obligations under this Agreement and the Shareholders' Closing Documents.

     (b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the Shareholders of the Company;
          (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any Shareholder, or any of the assets owned or used by the Company, may be subject;
          (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;
          (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or per-formance of, or to cancel, terminate, or modify, any Applicable Contract; or
          (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

           Except as set forth in Part 3.2 of the Disclosure Letter, no Shareholder or the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

3.3  Capitalizations

      The authorized equity securities of the Company consist of 10,000 shares of no par value common stock, of which 4,176 shares are issued, 2,088 shares are held as treasury shares, and 2,088 shares are issued and outstanding and constitute the Shares. The Shareholders are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. The Shares are owned by the Shareholders as follows:

     Cynthia Lagasse               298.286 Shares
     Rickey Lagasse                298.286 Shares
     Kevin C. Lagasse              298.286 Shares
     Linette Lagasse Abadie        298.286 Shares
     Clinton G. Lagasse            298.286 Shares
     David C. Lagasse              298.286 Shares
     Raymond J. Lagasse            298,286 Shares

      Except for restrictions on transferability, which each Shareholder waives, and restrictions regarding applicable securities laws, no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. To the best of Shareholders' Knowledge, none of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, or have any Contract to acquire, any equity securities or other securities of any Person, or any direct or indirect equity or ownership interest in any other business.

3.4  Financial Statements

     Shareholders have delivered to Purchaser:

     (a) audited balance sheets of the Company as at December 31 in each of the years 1992 through 1995 , and the related statements of income, changes in Shareholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of LaPorte, Sehrt, Romig & Hand, independent certified public accountants (the "Audited Statements"),

     (b) an unaudited balance sheet of the Company as at August 31, 1996 (the "Interim Balance Sheet") and the related unaudited statements of income, changes in Shareholders' equity, and cash flow for the months then ended.

           The financial statements reflect no information known or believed by the Company or any Shareholder to be false, and fairly present the financial condition and the results of operations, changes in Shareholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse), the absence of taking physical inventories, and the absence of notes (that, if presented, would not differ materially from those included in the Audited Statements). The financial statements referred to in this
     Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Company are required by GAAP to be included in the financial statements of the Company.

3.5  Books and Records

The Company has provided copies of the minutes of meetings of the directors of the Company which fairly reflect all meetings held of, and corporate action taken by, , the Board of Directors of the Company, and no meeting of any such Board of Directors has been held for which minutes have not been prepared and have not been provided to Purchaser. At or prior to Closing, the Company and Shareholders will provide Purchaser with appropriate minutes, and/or unanimous consents in lieu of minutes, reflecting the due elections of directors and officers of the Company.
3.6  Title to Properties; Encumbrances

     Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Company. The Company has delivered or made available to Purchaser copies of the deeds and other instruments (as recorded) by which the Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of the Company and relating to such property or interests. The Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own located in the facilities owned or operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Disclosure Letter and personal property sold since the date of the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business). All material properties and assets reflected in the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets,
(a) mortgages or security interests shown on the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and
(d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by the Company lie wholly within the boundaries of the real property owned by the Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

3.7  Condition and Sufficiency of Assets

      The buildings, plants, structures, and equipment of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Company are sufficient for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

3.8  Accounts Receivable

     All accounts receivable of the Company that are reflected on the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. The respective reserves shown on the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

3.9  Inventory

     All inventory of the Company, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. Neither Company nor Shareholders have any information or reasonable grounds to believe that such inventory will not be as salable in the future as it was on August 31, 1996.

3.10      No Undisclosed Liabilities

Except as set forth in Part 3.10 of the Disclosure Letter, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Interim Balance Sheet or the Closing Financial Statement, and current liabilities incurred in the Ordinary Course of Business since the date thereof.

3.11      Taxes

     (a) The Company has filed or caused to be filed (on a timely basis) all Tax Returns that are or were required to be filed by or with respect to it, pursuant to applicable Legal Requirements. The Shareholders have delivered to Purchaser copies of, and Part 3.11 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns filed since December 31, 1991. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Company or the Shareholders, except such Taxes, if any, as are listed in Part 3.1 1 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

     (b) The United States federal and state income Tax Returns of the Company have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through 1992. Part 3.11 of the Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part
          3.11 of the Disclosure Letter, are being contested in good faith by appropriate proceedings. There have been no adjustments to the United States federal income Tax Returns filed by the Company. Except as described in Part 3.11 of the Disclosure Letter, no Shareholder or the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

     (c) The charges, accruals, and reserves with respect to Taxes on the Closing Financial Statement will be at least equal to the Company's liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet or in Part 3.11 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the
          Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

     (d) All Tax Returns filed by the Company are, to the best of the Company's and Shareholders' knowledge and belief, true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement. The Company is not, nor within the five-year period preceding the Closing Date has been, an "S" corporation.

3.12 No Material Adverse Change

      Since the date of the Interim Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and, to the best of the Company's and Shareholder's knowledge and belief, no event has occurred or circumstance exists that may result in such a material adverse change.

3.13      Employee Benefits

     (a) As used in this Section 3.13, the following terms have the meanings set forth below.

     "Company Other Benefit Obligation" means an Other Benefit
          Obligation owed, adopted, or followed by the Company or an ERISA Affiliate of the Company.
     "Company Plan" means all Plans of which the Company or an
          ERISA Affiliate of the Company is or was a Plan Sponsor, or to which the Company or an ERISA Affiliate of the Company otherwise contributes or has contributed, or in which the Company or an ERISA Affiliate of the Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.
     "ERISA Affiliate" means, with respect to the Company, any
          other person that, together with the Company, would be treated as a single employer under IRC 414.
     "Multi-Employer  Plan"  has the meaning  given  in  ERISA
          3(37)(A).
     "Other   Benefit   Obligations"  means  all  obligations,
          arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC 132.
     "PBGC" means the Pension Benefit Guaranty Corporation, or
          any successor thereto.
     "Pension Plan" has the meaning given in ERISA 3(2)(A). "Plan" has the meaning given in ERISA 3(3).
     "Plan  Sponsor"   has  the meaning given  in  ERISA   3(1
          6)(B).
     "Qualified  Plan"  means any Plan that meets or  purports
          to meet the requirements of IRC  401(a).
     "Title  IV  Plans"   means  all Pension  Plans  that  are
          subject to Title IV of ERISA, 29 U.S.C. 1301 et seq., other than Multi-Employer Plans.
     "VEBA"    means   a   voluntary  employees'   beneficiary
          association under IRC  501(c)(9).
     "Welfare Plan "  has the meaning given in ERISA  3(1).

     (b) (i) Part 3.13(i) of the Disclosure Letter contains a complete and accurate list of all
               Company Plans and Company Other Benefit Obligations, and identifies as such all Company Plans that are (A) defined benefit Pension Plans, (B) Qualified Plans, (C) Title IV Plans, or (D) Multi-Employer Plans.
          (ii) Part 3.13(ii) of the Disclosure Letter contains a complete and accurate list of (A) all ERISA Affiliates of the Company, and (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.
          (iii) Part 3.13(iii) of the Disclosure Letter sets forth the financial cost of all obligations owed under any Company Plan or Company Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

     (c) The Company has delivered to Purchaser, or will deliver to Purchaser within ten days of the date of this Agreement:

          (i) all documents that set forth the terms of each Company Plan or Company Other Benefit Obligation, and of any related trust, including
               (A) all plan descriptions and summary plan descriptions of Company Plans for which the Shareholders or the Company are required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans and Company Other Benefit
               Obligations for which a plan description or summary plan description is not required;
          (ii)       all  personnel, payroll,  and  employment
               manuals and policies;
          (iii) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;
          (iv)       all insurance policies purchased by or to
               provide benefits under any Company Plan;
          (v)  all  contracts with third party administrators,
               actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan or Company Other Benefit Obligation;
          (vi) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan or Company Other Benefit Obligation;
          (vii) all notifications to employees of their rights under ERISA 601 et seq. and IRC
               4980B within the three-year period preceding the date of this Agreement;
          (viii) the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants; and
            (ix)     with respect to Qualified Plans, the most
               recent determination letter for each Plan of the Company that is a Qualified Plan.

     (d)  Except   as  set  forth  in  Part  3.13(d)  of   the
          Disclosure Letter:

          (i) The Company has performed all of its obligations under all Company Plans and Company Other Benefit Obligations. The Company has made appropriate entries in their financial records and statements for all obligations and liabilities under such Company Plans and Obligations that have accrued but are not due.
          (ii) No statement, either written or oral, has been made by the Company to any Person with regard to any Company Plan or Company Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to the Company or to Purchaser.
          (iii) The Company, with respect to all Company Plans and Company Other Benefits Obligations is, and each Company Plan and Company Other Benefit Obligation is, in full compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 3.13.
               (A) No transaction prohibited by ERISA 406 and no "prohibited transaction" under IRC
                      4975(c)  have occurred with  respect  to
                    any Company Plan.
               (B) No Shareholder or the Company has any liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.
               (C) No Shareholder or the Company has any liability to the PBGC with respect to any Plan or has any liability under ERISA 502 or 4071.
               (D) Except for the filing of Form 5500 for 1995, which is presently under authorized extension and will be filed prior to Closing, all filings required by ERISA and the IRC as to each Company Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.
               (E) All contributions and payments made or accrued with respect to all Company Plans and Company Other Benefit Obligations are deductible under IRC 162 or 404. No amount, or any asset of any Company Plan is subject to tax as unrelated business taxable income.
          (iv) Since July 1, 1996, there has been no establishment or amendment of any Company Plan or Company Other Benefit Obligation.
          (v) No event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Company Plans and Company Other Benefit Obligations that are self-insured.
          (vi) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any
               Company Plan or Company Other Benefit Obligation is pending or, to the Company's or Shareholders' Knowledge, is Threatened.
          (vii) No Company Plan is a stock bonus or pension plan within the meaning of IRC 401(a).
          (viii) Each Qualified Plan of the Company is qualified in form and operation under IRC 401(a); each trust for each such Plan is exempt from federal income tax under IRC 501(a). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.
          (ix) The Company and each ERISA Affiliate of the Company has met the minimum funding standard, and has made all contributions required, under ERISA 302 and IRC 402.
          (x)  No  Company  Plan is subject  to  Title  IV  of
               ERISA.
          (xi) Neither the Company nor any ERISA Affiliate of the Company has filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated.
          (xii) Neither the Company nor any ERISA Affiliate of the Company has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multi-Employer Plan.
          (xii) Neither the Company nor any ERISA Affiliate of the Company is a sponsor of or is required to make any contribution to any VEBA, including any VEBA where members may include employees of the Company or any ERISA Affiliate of the Company.
          (xiii) Neither the Company nor any ERISA Affiliate of the Company has made contributions or incurred obligations (including both pension and welfare benefits) or is obligated to make any contribution or provide any benefit under any collective bargaining agreement.
          (xiv) Except to the extent required under ERISA 601 et seq. and IRC 4980B, the Company provides no health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.
          (xv) The Company has the right to modify and terminate benefits to retirees (other than pensions)  with  respect to  both  retired  and
               active employees.
          (xvi) The Company has complied with the provisions of ERISA 601 et seq. and IRC 4980B.
          (xvii) No payment that is owed or may become due to any director, officer, employee, or agent of the Company will be non-deductible to the Company or subject to tax under IRC 280G or 4999; nor will the Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.
          (xviii)     The  consummation  of  the  Contemplated
               Transactions will not result in the payment, vesting, or acceleration of any benefit.

3.14       Compliance  With  Legal Requirements;  Governmental
           Authorizations

      (a)   Except as set forth in Part 3.14 of the Disclosure
            Letter:

          (i) the Company is, and at all times since December 31, 1991, has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, except where any noncompliance does not have a material adverse effect on the operations or assets of the Company;
          (ii) except where violations or failure would not have a material adverse effect on the operations or assets of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and
          (iii) the Company has not received, at any time since December 31, 1991, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (b) Part 3.14 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.14 of the Disclosure Letter:

          (i) the Company is, and at all times since December 31, 1991 has been, in material compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.14 of the Disclosure Letter;
          (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter;
          (iii) the Company has not received, at any time since December 31, 1991, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and
          (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

      The Governmental Authorizations listed in Part 3.14 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its businesses in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets, except where the failure to obtain such Governmental Authorization does not or will not have a material adverse effect on the operations or assets of the Company.

3.15      Legal Proceedings; Orders

         (a) Except as set forth in Part 3 .15 of the Disclosure Letter, there is no pending Proceeding:
          (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or
          (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

      To the Knowledge of Shareholders and the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Shareholders have delivered to Purchaser copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.15 of the Disclosure Letter. The Proceedings listed in Part 3.15 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

      (b)   Except as set forth in Part 3.15 of the Disclosure
Letter:

          (i) there is no Order to which the Company, or any of the assets owned or used by the Company, is subject;
          (ii) no Shareholder is subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and
          (iii) no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

      (c)   Except as set forth in Part 3.15 of the Disclosure
            Letter:

          (i) the Company is, and at all times since December 31, 1991 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;
          (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and
          (iii) the Company has not received, at any time since December 31, 1991, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.
3.16      Absence of Certain Changes and Events

      Except  as  set  forth in Part 3.16  of  the  Disclosure
Letter, since the date of the Audited Financial Statements, the Company has conducted its business only in the Ordinary
Course of Business and there has not been any:

     (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

     (b) amendment to the Organizational Documents of the Company;

     (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any shareholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

     (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

     (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

     (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $100,000.00;

     (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

     (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $100,000.00;

     (i) material change in the accounting methods used by the Company; or

     (j) agreement, whether oral or written, by the Company to do any of the foregoing.

3.17      Contracts; No Defaults

     (a) Part 3 . l 7(a) of the Disclosure Letter contains a complete and accurate list, and Shareholders have delivered to Purchaser true and complete copies, of:

          (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $ 15,000.00;
          (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $ 15,000.00;
          (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $ 15,000.00
          (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than
               $10,000.00          and with terms of less than
               one year);
          (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the nondisclosure of any of the Intellectual Property Assets;
          (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;
          (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;
          (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;
          (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;
          (x)  each   power  of  attorney  that  is  currently
               effective and outstanding;
          (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;
          (xii) each Applicable Contract for capital expenditures, including any Contract for computer and telephone systems hardware and software, and any other Contract in excess of $15,000.00;
          (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and
          (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing. Part 3.17(a) of the Disclosure Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Company under the Contracts, and the Company's office where details relating to the Contracts are located.

      (b) Except as set forth in Part 3.17(b) of the Disclosure Letter:

          (i) no Shareholder (and no Related Person of any Shareholder) has or may acquire any rights under, and no Shareholder has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and
          (ii) no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.
     (c) Except as set forth in Part 3.17(c) of the Disclosure Letter, each Contract identified or required to be identified in Part 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

      (d) Except as set forth in Part 3.17(d) of the Disclosure Letter:

          (i) the Company is, and at all times since December 31,1991 has been, in full compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;
          (ii)       each  other Person that has  or  had  any
               obligation or liability under any Contract under which the Company has or had any rights is, and at all times since December 31, 1991 has been, in full compliance with all applicable terms and requirements of such Contract;
          (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and
          (iv)       the  Company has not given to or received
               from  any  other  Person,  at  any  time  since
               December 31, 1991, any notice or other communication (whether oral or written)
               regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

     (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

     (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

3.18      Insurance

     (a)  Shareholders have delivered to Purchaser:

          (i)  true  and  complete copies of all  policies  of
               insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the five years preceding the date of this Agreement;
          (ii)       true  and complete copies of all  pending
               applications for policies of insurance; and
          (iii)      any  statement  by  the  auditor  of  the
               Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

     (b)  Part 3.18(b) of the Disclosure Letter describes:

          (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;
          (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and
          (iii) all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

     (c)  Part 3.18(c) of the Disclosure Letter sets forth, by
          year, for the current policy year and each of the  3
          preceding policy years:

           (i) a summary of the loss experience under each policy;
          (ii) a statement describing each claim under an insurance policy for an amount in excess of $ , which sets forth:
               (A)  the name of the claimant;
               (B) a description of the policy by insurer, type of insurance, and period of coverage; and
               (C) the amount and a brief description of the claim; and

          (iii)     a statement describing the loss experience
               for   all   claims   that  were   self-insured,
               including the number and aggregate cost of such claims.

      (d) Except as set forth on Part 3.18(d) of the Disclosure Letter:

          (i) All policies to which the Company is a party or that provide coverage to any Shareholder, the Company, or any director or officer of the
               Company:
               (A)  are valid, outstanding, and enforceable;
               (B)  are   issued   by  an  insurer   that   is
                    financially sound and reputable;
               (C)  taken together, provide adequate insurance
                    coverage for the assets and the operations
                    of  the  Company  for all  risks  normally
                    insured  against by a Person  carrying  on
                    the  same  business or businesses  as  the
                    Company;
               (D)  are  sufficient  for compliance  with  all
                    Legal  Requirements and Contracts to which
                    the  Company is a party or by which it  is
                    bound;
               (E)  will  continue  in full force  and  effect
                    following   the   consummation   of    the
                    Contemplated Transactions; and
               (F)  do   not  provide  for  any  retrospective
                    premium  adjustment or other  experienced-
                    based   liability  on  the  part  of   the
                    Company.
          (ii)      No Shareholder or the Company has received
               (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.
          (iii) The Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company or any officer or director thereof.
          (iv) The Company has given notice to the insurer of all claims that may be insured thereby.

3.19      Environmental Matters

      Except as set forth in part 3.19 of the disclosure letter:

     (a) the Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. No Shareholder or the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (I) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Shareholders or the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Shareholders, the Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (b) There are no pending or, to the Knowledge of Shareholders and the Company, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Shareholders or the Company has or had an interest.

     (c) No Shareholder or the Company has Knowledge of any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Shareholders or the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Shareholders, the Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (d) No Shareholder or the Company, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which Shareholders or the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

     (e) There are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. No Shareholder, the Company, any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Shareholders or the Company has or had an interest except in full compliance with all applicable Environmental Laws.

     (f) There has been no Release or, to the Knowledge of Shareholders and the Company, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Shareholders or the Company has or had an interest, or any geologically or hydrologically adjoining property, whether by Shareholders, the Company, or any other Person.

     (g) Shareholders have delivered to Purchaser true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Shareholders or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Shareholders, the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

3.20      Employees

     (a) The Company has provided Purchaser a list of employees and their current pay rates, as well as W-2 forms for each employee for 1995. Part 3.20 of the Disclosure Letter contains a complete and accurate list of the following additional information for each employee of the Company; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Company profit-sharing, severance pay, insurance, medical, welfare, or vacation plan, or any other employee benefit plan.

     (b) No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Shareholders or the Company by any such employee or director. To Shareholders' Knowledge, no director, officer, or other key employee of the Company intends to terminate his employment with the Company.

     (c) Part 3.20 of the Disclosure Letter also contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

     (d)  Part  3.20  of  the  Disclosure  Letter  contains  a
          complete   and  accurate  list  of  each  employment
          agreement between the Company and any officer or employee.

3.21      Labor Relations; Compliance

      The Company has not been or is a party to any collective bargaining or other labor Contract. Since December 31, 1991, there has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. To the Company's and Shareholders' Knowledge no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

3.22      Intellectual Property

     (a) Intellectual Property Assets - The term "Intellectual Property Assets" includes:
          (i) the Company's name, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");
          (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");
          (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");
          (iv) all rights in mask works (collectively, "Rights in Mask Works"); and
          (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by the Company as licensee or licensor.

     (b) Agreements - Part 3.22(b) of the Disclosure Letter contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $15,000.00 under which the Company is the licensee. There are no outstanding and, to Shareholders' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

     (c)  Know-How Necessary for the Business

          The Intellectual Property Assets are all those necessary for the operation of the Company's business as it is currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

     (d)  Patents

          (i) Part 3.22(d) of the Disclosure Letter contains a complete and accurate list and summary description of all Patents. The Company is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.
          (ii) All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions
               falling  due  within  ninety  days  after   the
               Closing Date.
          (iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To Shareholders' Knowledge, there is no potentially interfering patent or patent application of any third party.
          (iv) No Patent is infringed or, to Shareholders' Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.
          (v) All products made, used, or sold under the Patents have been marked with the proper patent notice.

     (e)  Trademarks

          (i) Part 3.22(e) of Disclosure Letter contains a complete and accurate list and summary description of all Marks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.
          (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely postregistration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions
               falling  due  within  ninety  days  after   the
               Closing Date.
          (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Shareholders' Knowledge, no such action is Threatened with the respect to any of the Marks.
          (iv) To Shareholders' Knowledge, there is no potentially interfering trademark or trademark application of any third party.
          (v) No Mark is infringed or, to Shareholders' Knowledge, has been challenged or threatened in any way. None of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.
          (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

     (f)  Copyrights

          (i) Part 3.22(f) of the Disclosure Letter contains a complete and accurate list and summary description of all Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.
          (ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.
          (iii) No Copyright is infringed or, to Shareholders' Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.
          (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

     (g)  Trade Secrets

          (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.
          (ii) Shareholders and the Company have taken all reasonable precautions to protect the secrecy, confidentiality, and value of the Trade Secrets.
          (iii) The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Shareholders' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.
          (iv) No representation or warranty is made that a court would find any Company Trade Secret to be protectable under statutory or common law.

3.23      Certain Payments

      Since December 31, 1991, neither the Company nor any director, officer, agent, or employee of the Company, or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Legal Requirement,
(b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

3.24      Disclosure

      (a) No representation or warranty of the Company or Shareholders in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.
     (b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

     (c)  There  is  no  fact  known to  the  Company  or  any
          Shareholder that has specific application to any Shareholders or the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as the Company or any Shareholder can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Disclosure Letter.

3.25      Relationships With Related Persons

      Except for the lease of the Facility at 1525 Kuebel Street, Harahan, LA between the Company and Master Investment Properties, LLC, which is owned by the Shareholders, (A) no Shareholder or any Related Person of Shareholders or of the Company has, or since January 1, 1995 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's business; (B) no Shareholder or any Related Person of Shareholders or of the Company is, or since January 1, 1995 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company, or
(ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company, and (C) except as set forth in Part 3.25 of the Disclosure Letter, no Shareholder or any Related Person of Shareholders or of the Company is a party to any Contract with, or has any claim or right against, the Company.

3.26      Brokers or Finders

      Except for the Contract between the Company and Legacy Capital Fund, Inc., Shareholders and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.
4.   REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.1  Organization and Good Standing

      Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois.

4.2  Authority; No Conflict

     (a) This Agreement constitutes the legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to bankruptcy laws and laws affecting rights of creditors generally. Upon the execution and delivery by Purchaser of the Escrow Agreement and the Employment Agreements (collectively, the "Purchaser's Closing Documents"), the Purchaser's Closing Documents will constitute the legal, valid, and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject to bankruptcy laws and laws affecting rights of creditors generally. Purchaser has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Purchaser's Closing Documents and to perform its obligations under this Agreement and the Purchaser's Closing Documents.

     (b) Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by Purchaser nor the consummation or performance of any of the Contemplated Transactions by Purchaser will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

          (I)  any  provision  of  Purchaser's  Organizational
               Documents;
          (ii)       any  resolution adopted by the  board  of
               directors or the shareholders of Purchaser;
          (iii)      any  Legal Requirement or Order to  which
               Purchaser may be subject; or
          (iv) any Contract to which Purchaser is a party or by which Purchaser may be bound.

     Except as set forth in Schedule 4.2, Purchaser is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3  Investment Intent

      Purchaser is acquiring the Shares for investment for its own account and not with a view to, or for the sale in connection  with,  any  distribution  within  the  meaning  of
Section 2(11) of the Securities Act. Purchaser acknowledges that the Shares have not been registered under the Securities Act or any state securities law and is fully informed about the applicable restrictions upon the resale of the Shares under the Securities Act and applicable state securities laws, and including Rule 144 promulgated under the Securities Act, and Louisiana Revised Statutes Section 51:709(4). Purchaser is capable of bearing the financial risks of the investment and the Shares.

4.4  Certain Proceedings

      There is no pending Proceeding that has been commenced against Purchaser and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Purchaser's Knowledge, no such Proceeding has been Threatened.

4.5  Brokers or Finders

      Purchaser  and its officers and agents have incurred  no
obligation   or   liability,  contingent  or  otherwise,   for
brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

4.6  No Approvals

      No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by Purchaser of this Agreement or the other agreements contemplated hereby, or the consummation by Purchaser of any other transactions contemplated hereby or thereby, except as has been obtained or except as expressly contemplated herein or in the schedules or exhibits hereto.

4.7  Securities Registration Laws.

     To the best of Purchaser's knowledge, the purchase of the Shares to be acquired pursuant hereto does not violate any federal securities laws or applicable state securities laws. Purchaser acknowledges and agrees that the purchase of the Shares pursuant to this Agreement on the Closing Date constitutes an "isolated nonissuer transaction" or an "isolated transaction" as those terms are used in Section 4(Q) of the Illinois Securities Law of 1953, as amended, and that such purchase does not involve the issuer of the Shares or an underwriter of the Shares as contemplated by Louisiana Revised Statutes Section 51:709(3)(a).

4.8  Price of Shares.

      Purchaser  acknowledges that the purchase price  of  the
Shares   has  been  determined  by  negotiation  between   the
Purchaser and the Shareholders.

4.9  Projections.

     Purchaser acknowledges that to the extent any projections of the financial results or business operations of the Company have been made to Purchaser, that such projections were merely good faith forecasts of anticipated results based on certain assumptions and are not guarantees of actual results of the Company. The actual results of the Company may vary materially from the assumptions and any projections which may have been made.

5.   COVENANTS OF SHAREHOLDERS PRIOR TO CLOSING DATE

5.1  Access and Investigation

      Between the date of this Agreement and the Closing Date, Shareholders will, and will cause the Company and its
Representatives to, (a) afford Purchaser and its Representatives and prospective lenders and their Representatives (collectively, "Purchaser's Advisors") full and free access to the Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Purchaser and Purchaser's Advisors with copies of all such contracts, books and records, and other existing documents and data as Purchaser may reasonably request, and (c) furnish Purchaser and Purchaser's Advisors with such additional financial, operating, and other data and information as Purchaser may reasonably request.

5.2  Operation of the Business of the Company

      Between the date of this Agreement and the Closing Date, Shareholders will, and will cause the Company to:

     (a) conduct the business of the Company only in the Ordinary Course of Business;

     (b) use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

     (c) confer with Purchaser concerning operational matters of a material nature; and

     (d)  otherwise    report   periodically   to    Purchaser
          concerning the status of the business, operations, and finances of the Company.

     (e) Qualify to do business as a foreign corporation and be in good standing under the laws of each state or other jurisdiction in which such qualification is required.

5.3  Negative Covenant

       Except as otherwise expressly permitted by this Agreement! between the date of this Agreement and the Closing Date, Shareholders will not, and will cause the Company not to, without the prior consent of Purchaser, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.


5.4  Required  Approvals

      As promptly as practicable after the date of this Agreement, Shareholders will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Shareholders will, and will cause the Company to, (a) cooperate with Purchaser with respect to all filings that Purchaser elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Purchaser in obtaining all consents identified in Schedule 4.2 (including taking all actions requested by Purchaser to cause early termination of any applicable waiting period under the HSR
Act).

5.5  Notification

      Between the date of this Agreement and the Closing Date, each Shareholder will promptly notify Purchaser in writing if such Shareholder or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Shareholders' representations and warranties as of the date of this Agreement, or if such Shareholder or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Shareholders will promptly deliver to Purchaser a supplement to the Disclosure Letter specifying such change. During the same period, each Shareholder will promptly notify Purchaser of the occurrence of any Breach of any covenant of Shareholders in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

5.6  Payment of Indebtedness by Related Persons

       Except   as   expressly  provided  in  this  Agreement,
Shareholders will cause all indebtedness owed to the Company by any Shareholder or any Related Person of any Shareholder to be paid in full prior to Closing.

5.7  No Negotiation

      Until such time, if any, as this Agreement is terminated pursuant to Section 9, Shareholders will not, and will cause the Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Purchaser) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.


5.8  Best Efforts

      Between the date of this Agreement and the Closing Date, Shareholders and the Company will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.


6.   COVENANTS OF PURCHASER PRIOR TO CLOSING DATE


6.1  Approvals of Governmental Bodies

      As promptly as practicable after the date of this Agreement, Purchaser will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Purchaser will, and will cause each Related Person to, (i) cooperate with Shareholders with respect to all filings that Shareholders are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Shareholders in obtaining all consents identified in Part 3.2 of the Disclosure Letter; provided that this Agreement will not require Purchaser to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

6.2  Best Efforts

      Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Purchaser will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.
7.   CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE

     Purchaser's obligation to purchase the Shares and to take the other actions required to be taken by Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Purchaser, in whole or in part):

7.1  Accuracy of Representations

      All of the Company's and Shareholders' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

7.2  Shareholders' Performance

      All of the covenants and obligations that Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

7.3  Consents

Each  of the Consents identified in Part 3.2 of the Disclosure
Letter,  and  each Consent identified in Schedule  4.2,   must
have been obtained and must be in full force and effect.

7.4  Additional Documents

Each  of  the following documents must have been delivered  to
Purchaser:

     (a) an opinion of Phelps Dunbar, L.L.P., as counsel to Shareholders, dated the Closing Date, in the form of
          Exhibit 7.4(a);

     (b) estoppel certificates executed on behalf of each landlord and other person who is party to a Meterial Contract whose consent to the Contemplated Transactions is required, dated as of a date not more than 30 days prior to the Closing Date, each in the form of Exhibit 7.4(b); and

     (c) such other documents as Purchaser may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section
          8.4(a), (ii) evidencing the accuracy of any of Shareholders'' representations and warranties, (iii) evidencing the performance by any Shareholder of, or the compliance by any Shareholder with, any covenant or obligation required to be performed or complied with by such Shareholder, (iv) evidencing the satisfaction of any condition referred to in this
          Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.


7.5  No Proceedings

      Since the date of this Agreement, there must not have been commenced or Threatened against Purchaser, or against any Person affiliated with Purchaser, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

7.6  No Claim Regarding Stock Ownership or Sale Proceeds

     There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

7.7  No Prohibition

      Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Purchaser or any Person affiliated with Purchaser to suffer any material adverse consequence under,
(a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

7.8  Board Approval

      This Agreement and the Contemplated Transactions must have been approved by the Boards of Directors of the Company, the Purchaser and Purchaser's parent, as appropriate.

7.9  Due Diligence Completed

     Purchaser shall have completed, to its reasonable satisfaction, its due diligence investigation of the Company.
8.   CONDITIONS PRECEDENT TO SHAREHOLDERS' OBLIGATION TO CLOSE

      Shareholders' obligation to sell the Shares and to take the other actions required to be taken by Shareholders at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Shareholders, in whole or in part):

8.1  Accuracy of Representations

     All of Purchaser's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

8.2  Purchaser's  Performance

     (a) All of the covenants and obligations that Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.
     (b) Purchaser must have delivered each of the documents required to be delivered by Purchaser pursuant to
          Section 2.4 and must have made the cash payments required to be made by Purchaser pursuant to Sections 2.4(b)(i) and 2.4(b)(ii).

8.3  Consents

      Each of the Consents identified in Part 3.2 of the Disclosure Letter must have been obtained and must be in full force and effect.

8.4  Additional Documents

      Purchaser must have caused the following documents to be delivered to Shareholders:

     (a)  an  opinion  of Otis H. Halleen, as general  counsel
          for                                       Purchaser,
          dated  the  Closing  Date, in the  form  of  Exhibit
          8.4(a); and

     (b) such other documents as Shareholders may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in
          Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Purchaser, (iii) evidencing the performance by Purchaser of, or the compliance by Purchaser with, any covenant or obligation required to be performed or complied with by Purchaser, (iv) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

8.5  No Injunction

      There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Shareholders to Purchaser, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

8.6  Board Approval

      This Agreement and the Contemplated Transactions must have been approved by the Boards of Directors of the Company, the Purchaser and Purchaser's parent, as appropriate.

8.7  Amendment of Lease

      The Lease Agreement between the Company and Master Investment Properties must have been amended to provide, among other things, that the term will be reduced to a 10 year term, and the base annual rental will be $480,000 for the first 5 years, and $504,000 for the 6th through 10th years, and that the Company's guarantees of the certain loan facilities made with Hibernia National Bank, and the cross-default and cross-collateralization agreements in connection therewith, be cancelled.


9.   TERMINATION

9.1  Termination Events

      This Agreement may, by notice given prior to or at the Closing, be terminated:

     (a)  by  either  Purchaser or Shareholders if a  material
          Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

     (b) (i) by Purchaser if any of the conditions in Section 7, or in Section 8.7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived such condition on or before the Closing Date; or
          (ii) by Shareholders, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Shareholders to comply with their obligations under this Agreement) and Shareholders have not waived such condition on or before the Closing Date;

     (c)  by mutual consent of Purchaser and Shareholders; or

     (d) by either Purchaser or Shareholders if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before November 15, 1996, or such later date as the parties may agree upon.

9.2  Effect of Termination

     Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

9.3  Liquidated Damages

      Notwithstanding any other provisions of this Agreement, if Purchaser fails or refuses to close, or if the Board of Directors of Purchaser or Purchaser's parent refuses to approve the transaction, for any reason other than (a) the Breach of the Agreement by Shareholders, or (b) because one or more of the conditions to Purchaser's obligations under this Agreement is not satisfied, or (c) because Purchaser is unable to procure the financing needed to consummate the Contemplated Transactions, Purchaser will pay to Shareholders the sum of $500,000.00 as the sole and agreed damages to Shareholders.

      If Purchaser fails or refuses to close because Purchaser is unable to procure the financing needed to consummate the Contemplated Transactions, Purchaser will pay to Shareholders the sum of $250,000.00 as the sole and agreed damages to Shareholders.


10.  INDEMNIFICATION; REMEDIES

10.1       Survival; Right to Indemnification Not Affected  By
Knowledge

       All   representations,   warranties,   covenants,   and
obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificate delivered pursuant to Section 2.4(a)(v), and any other certificate or document delivered pursuant to this Agreement will survive the Closing for a period of one year. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. Notwithstanding the foregoing, the Company's representations shall terminate at the Closing and the Shareholders release the Company from all claims arising out of the Transaction based on indemnification or contribution.

10.2        Indemnification   and  Payment   of   Damages   By
Shareholders

      Shareholders, jointly and severally, will indemnify and hold harmless Purchaser, the Company, and their respective Representatives, Shareholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), to the extent such Damages exceed any then currently existing insurance coverage, arising, directly or indirectly, from or in connection with:

     (a) any Breach of any representation or warranty made by Shareholders in this Agreement (without giving effect to any supplement to the Disclosure Letter), the Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by Shareholders pursuant to this Agreement;

     (b) any Breach of any representation or warranty made by Shareholders in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Disclosure Letter, other than any such Breach that is disclosed in a supplement to the Disclosure Letter and is expressly identified in the certificate delivered pursuant to Section 2.4(a)(v) as having caused the condition specified in Section
          7.1 not to be satisfied;

     (c) any Breach by any Shareholder of any covenant or obligation of such Shareholder in this Agreement;

     (d) any product shipped or manufactured by, or any services provided by, the Company prior to the Closing Date; or

     (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Shareholder or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

      The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Purchaser or the other Indemnified Persons. Notwithstanding the foregoing, the indemnification obligations of each Shareholder individually shall not exceed the amounts specified in Section 10.6.

10.3        Indemnification   and  Payment   of   Damages   By
     Shareholders - Environmental Matters

       In addition to the provisions of Section 10.2, Shareholders, jointly and severally, will indemnify and hold harmless Purchaser, the Company, and the other Indemnified Persons for, and will pay to Purchaser, the Company, and the other Indemnified Persons the amount of, any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

     (a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which Shareholders or the Company has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by Shareholders or the Company or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were, or were allegedly, conducted by Shareholders or the Company or by any other Person for whose conduct they are or may be held responsible; or

     (b)  any  bodily  injury (including illness,  disability,
          and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of Shareholders or the Company or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of the Company prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the Closing Date) or (ii) Released or allegedly Released by Shareholders or the Company or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

      Purchaser will be entitled to control any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 10.3. The procedure described in Section 10.9 will apply to any claim solely for monetary damages relating to a matter covered by this Section 10.3.

10.4      Indemnification and Payment of Damages By Purchaser

      Purchaser will indemnify and hold harmless Shareholders, and will pay to Shareholders the amount of any Damages arising, directly or indirectly, from or in connection with
(a) any Breach of any representation or warranty made by Purchaser in this Agreement or in any certificate delivered by Purchaser pursuant to this Agreement, (b) any Breach by Purchaser of any covenant or obligation of Purchaser in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Purchaser (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

10.5      Time Limitations

       If  the  Closing  occurs,  Shareholders  will  have  no
liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.3 and 3.11, unless on or before the first anniversary of the Closing Purchaser notifies Shareholders of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Purchaser; a claim with respect to Section 3.3 or 3.11, may be made at any time. If the Closing occurs, Purchaser will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the first anniversary of the Closing Shareholders notify Purchaser of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Shareholders.

10.6      Limitations On Amount - Shareholders

      Shareholders will have no liability (for indemnification or otherwise) with respect to the matters described in Section
10.2 or 10.3 until the total of all Damages with respect to such matters exceeds 2% of the Purchase Price (as adjusted by the Adjustment Amount), and then only for the amount by which such Damages exceed said 2%, but not to exceed, for each
Shareholder, the amount of consideration received by such Shareholder, less a proportionate share of the 2% threshold.. However, this Section 10.6 will not apply to any Breach of any of Shareholders' representations and warranties of which any Shareholder had actual knowledge at the time such representation and warranty is made or any intentional Breach by any Shareholder of any covenant or obligation, and Shareholders will be individually and not jointly and
severally  liable  for  all  Damages  with  respect  to   such
Breaches.

 10.7     Limitations on Amount - Purchaser

      Purchaser will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or (b) of Section 10.4 until the total of all Damages with respect to such matters exceeds $100,000.00, and then only for the amount by which such Damages exceed $100,000.00. However, this Section 10.7 will not apply to any Breach of any of Purchaser's representations and warranties of which Purchaser had actual knowledge at the time such representation and warranty is made or any intentional Breach by Purchaser of any covenant or obligation, and Purchaser will be liable for all Damages with respect to such Breaches.

10.8      Procedure for Indemnification - Third Party Claims

     (a)  Promptly after receipt by an indemnified party under
          Section 10.2, 10.4, or (to the extent provided in the last sentence of Section 10.3) Section 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

     (b) If any Proceeding referred to in Section lO.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

     (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     (d) Shareholders hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Shareholders with respect to such a claim anywhere in the world.

10.10     Procedure for Indemnification - Other Claims

      A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.
11.  GENERAL PROVISIONS

11. 1     Expenses

     Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and
performance   of   this   Agreement   and   the   Contemplated
Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Purchaser will pay amounts payable to Legacy Capital in connection with this Agreement and the Contemplated Transactions up to but not in excess of $900,000.00. Purchaser will pay the HSR Act filing fee. Shareholders will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

11.2      Public Announcements

     Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Purchaser determines. Unless consented to by Purchaser in advance or required by Legal Requirements, prior to the Closing Shareholders shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Shareholders and Purchaser will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Purchaser will have the right to be present for any such communication.

1 1.3     Confidentiality

      Between the date of this Agreement and the Closing Date, Purchaser and Shareholders will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Purchaser and the Company to maintain in confidence, and not use to the detriment of another party or the Company, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by, or necessary or appropriate in connection with, legal proceedings.
      If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, Shareholders and the Company waive any cause of action, right, or claim arising out of the access of Purchaser or its representatives to any trade secrets or other confidential information of the Company except for the intentional competitive misuse by Purchaser of such trade secrets or confidential information.


11.4      Notices

      All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     Shareholders:            c/o Kevin Lagasse
                              1525 Kuebel Street
                              Harahan, LA
                              Facsimile No.: (504) 736-5690

     with a copy to:          Charles Porter
                              Phelps Dunbar
                              200 S. Lamar Street, Suite 500
                              Jackson, MS 39225
                              Facsimile No.: (601) 360-9777

      Purchaser:              United Stationers  Supply Co.
                              2200 East Golf Road
                              Des Plaines, IL 60016
                               Attention:  Thomas W. Sturgess, Chairman
                              Facsimile No.:
     with  a  copy  to:       Otis  H.  Halleen, General Counsel
                              2200 East Golf Road
                              Des Plaines, IL 60016-1267
                              Facsimile No.:  (847) 699-3193


11.5 Alternative Dispute Resolution

     1. It is the intention of the parties to make a good faith effort to resolve, without resort to litigation, any dispute, controversy or claim arising out of or relating to this Agreement
          ("Dispute").

     2. Shareholders' and Purchaser's designated representatives, which shall, in the case of the Purchaser, be a senior executive, with authority to resolve the Dispute shall attempt to resolve all Disputes by negotiation.

          Within 20 days of referral of the Dispute to such representatives, each party's representative shall prepare and submit to the other party a brief summary of the Dispute and a statement of the party's position. Within 20 days of receiving a party's statement, the receiving party shall submit a response. Upon receiving the statements and responses, or upon the expiration of the applicable time periods, the designated representatives shall promptly begin discussions in an effort to agree upon a resolution of the Dispute.

          If the designated representatives do not agree upon a resolution of the Dispute within 60 days of the referral to them, either party may elect to initiate mediation of the Dispute in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes ("CPR Mediation").
          If the Dispute has not been resolved pursuant to CPR Mediation within 60 days of the initiation of such proceedings, or if the other party will not participate in such proceedings, the Dispute shall be resolved by arbitration in a location selected by the arbitrator in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes ("CPR Arbitration") by a sole arbitrator who shall be selected by both parties and whose fees and costs shall be paid by the losing party to the arbitration. The arbitration shall be governed by the U.S. Arbitration Act, 9 U.S.C. Sections 1-16, and judgment on the award, if any, rendered by the arbitrator may be entered by any court having jurisdiction thereof.

          The procedures specified in this Section are the sole and exclusive procedures for the resolution of Disputes; provided, however, that (1) any time limitation set forth herein may be extended by mutual written agreement of the parties; (2) any party may seek a preliminary injunction or other interim relief if in its judgment such relief is necessary to prevent irreparable damage, and despite such action, the parties will continue to participate in good faith in the procedures outlined herein; and (3) either party may seek preliminary and permanent injunctive relief or other interim or permanent relief if the Dispute involves a threatened or actual breach of the Confidentiality Agreement, and despite such action the parties will continue to participate in good faith in the procedures outlined herein.


11.6      Further Assurances

      The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

11.7  Waiver

      The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.8      Entire Agreement and Modification

      This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Purchaser and Shareholders dated September 10, 1996) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

11.9      Waiver of Restrictions

      The Company and Shareholders waive any rights they may have or be entitled to under any restrictions imposed on their rights to transfer and convey the Shares pursuant to this Agreement.

11.10     Assignments, Successors, and No Third-Party Rights

      No party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Purchaser may assign any of its rights under this Agreement to any subsidiary of Purchaser. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

11.11     Severability

      If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.12     Section Headings, Construction

      The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

11.13     Time of Essence

      With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.14     Governing Law

      This Agreement will be governed by the laws of the State of Illinois without regard to conflicts of laws principles.

11.15     Counterparts

       This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

11.16     Joinder of Spouses

     Each of the Shareholders' spouses joins in this Agreement for the purpose of consenting to its execution and implementation in accordance with any community property or other rights such spouse may have in the Shares or the proceeds of the sale thereof, but not otherwise.



      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Purchaser:                           The Company:
United  Stationers Supply Co.        Lagasse  Bros.,Inc.


By: /s/ Otis Halleen                   By: /s/ Kevin C. Lagasse
     Otis H. Halleen                         Kevin C. Lagasse
     Vice President, Secretary                    President
     and General Counsel


SPOUSES:                           Shareholders:


                                   /s/Cynthia Lagasse
                                   Cynthia Lagasse


/s/Charla Lagasse                  /s/Rickey Lagasse
Charla Lagasse                     Rickey Lagasse


/s/Alphonse J. Abadie              /s/Linette Lagasse Abadie
Alphonse J. Abadie                  Linette Lagasse Abadie


/s/Angelia Cox Lagasse             /s/ Clinton G. Lagasse
Angelia Cox Lagasse                     Clinton G. Lagasse

/s/ Connie Deslatte Lagasse        /s/Kevin G. Lagasse
Connie Deslatte Lagasse                 Kevin G. Lagasse


/s/Laurie Mollere Lagasse          /s/David C. Lagasse
Laurie Mollere Lagasse                  David C. Lagasse


                                   /s/ Raymond Lagasse
                                        Raymond Lagasse
                      EXHIBIT 2.4(a)(ii)

                            RELEASE


       This Release is being executed and delivered in accordance with Section 2.4(a)(ii) of the Stock Purchase Agreement dated October 1,1996 (the "Agreement") between United Stationers Supply Co., an Illinois corporation ("Purchaser"), and Kevin C. Lagasse, Cynthia Lagasse, David C. Lagasse, Linette Lagasse Abadie, Clinton G. Lagasse, Raymond
J. Lagasse and Rickey Lagasse, (the "Shareholders") being all of the shareholders of Lagasse Bros., Inc. (the "Company"). Capitalized terms used in this Release without definition have the respective meanings given to them in the Agreement.

     Each Shareholder acknowledges that execution and delivery of this Release is a condition to Purchaser's obligation to purchase the outstanding capital stock of the Company pursuant to the Agreement and that Purchaser is relying on this Release in consummating such purchase.

     Each Shareholder, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, in order to induce Purchaser to purchase the outstanding capital stock of the Company pursuant to the Agreement, hereby agrees as follows:

      Each Shareholder, on behalf of himself or herself and each of his or her Related Persons, hereby releases and forever discharges the Purchaser and the Company, and each of their respective individual, joint or mutual, past, present and future Representatives, affiliates, Stockholders, controlling persons, parents, subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, Proceedings, causes of action, Orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each of the Shareholders or any of their respective Related Persons now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from the Company, whether pursuant to its Organizational Documents, contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release any obligations of Purchaser arising under the Agreement.

      Each Shareholder hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

      Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each Shareholder, jointly and severally, shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Shareholders or any of their Related Persons of any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Shareholders or any of their Related Persons against such third party of any claims or other matters purported to be released pursuant to this Release.

      If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Illinois without regard to principles of conflicts of law. All words used in this Release will be construed to be of such gender or number as the circumstances require.

     IN WITNESS WHEREOF, each of the undersigned have executed
and  delivered  this  Release  as  of  this           day   of
, 1996.


/s/ Kevin C. Lagasse                    /s/ Cynthia Lagasse
Kevin C. Lagasse                        Cynthia Lagasse


/s/ David C. Lagasse                    /s/ Linette Lagasse Abadie
David C. Lagasse                        Linette Lagasse Abadie


/s/ Clinton G. Lagasse                  /s/ Raymond J. Lagasse
Clinton G. Lagasse                      Raymond J. Lagasse


                           /s/ Rickey Lagasse
                           Rickey Lagasse

                      EXHIBIT 2.4(a)(iii)

                     EMPLOYMENT AGREEMENT


      This Employment Agreement ("Agreement") is made as of , 1996 by and between Lagasse Bros., Inc., a Louisiana corporation (the "Company") and Kevin C. Lagasse [David C.
Lagasse] ("Executive").

                           RECITALS

      Concurrently with the execution and delivery of this Agreement, United Stationers Supply Co., an Illinois corporation (the "Purchaser"), is purchasing from the Executive and others (the "Shareholders"), all of the issued and outstanding shares of stock of the Employer, pursuant to a Stock Purchase Agreement dated October 1, 1996 between the
Executive, the Company, and the Shareholders, and the Purchaser (the "Stock Purchase Agreement"). The Purchaser and the Company desire the Executive's continued employment with the Company, and the Executive wishes to accept such continued employment, upon the terms and conditions set forth in this Agreement.


                           AGREEMENT

      In consideration of the mutual promises and agreements contained in this Agreement, the Company hereby employs Executive, and Executive accepts employment with the Company on the terms and conditions contained in this Agreement.

      1.    Term  of  Employment.      The term of  employment
shall  be  for  two years commencing as of the  date  of  this
Agreement and shall continue until   __________________, 1998.

      2.    Position and Duties.          During the  term  of
employment, Executive shall serve as President [Senior Vice President] of the Company, and, in accordance with the authority and direction of the board of directors of the Company (the "Board") shall render such administrative and other services to the Company as may be required of such position or as the Board may from time to time direct. Executive shall be available at all reasonable times for consultation with the Board on matters relating to the Company's, or its affiliates' business.

      Executive shall devote his best efforts and his full and exclusive business time and attention (except for reasonable periods of vacation, illness or other incapacity) to the business and affairs of the Company and its affiliates.

      3.    Compensation.      During the term of  employment,
Executive shall be compensated as follows:

           3.1. Base Salary.        Executive shall receive  a
     base salary of no less than $ 200,000 [$185,000] per year, payable in accordance with the Company's normal payment schedule for management employees. The base salary shall be reviewed by the Board annually and may, in the Board's sole discretion, be increased when deemed appropriate.

           3.2. Bonus.         Executive shall be eligible  to
     participate in any bonus plans approved by the Board and made generally available to senior management employees of the Company, and shall be entitled to such bonus amounts as shall be determined in accordance with such plans. Specifically, Executive shall be entitled to participate in an incentive bonus plan during the next two years which shall entitle him to a maximum annual bonus of $100,000 based on performance criteria determined by the Board and agreed to by Executive.

           3.3. Benefits. Executive shall be included, to the extent eligible, in all plans, programs and policies providing general benefits for the Company's employees or its senior management employees (as approved by the Board and in effect from time to time). This paragraph shall not be construed to require the Company to establish or maintain any policy, plan or program.

     4.   Confidential Information.

      4.1. Executive acknowledges the Company's exclusive ownership of all information useful in the Company's business (including its dealings with suppliers, customers and other third parties, whether or not a true "trade secret"), which at the time or times concerned is not generally known to persons engaged in businesses similar to those conducted by the Company, and which has been or is from time to time disclosed to, discovered by, or otherwise known by Executive as a consequence of his employment by the Company (including information conceived, discovered or developed by Executive during his employment with the Company) (collectively, "Confidential Information"). Confidential Information includes, but is not limited to the following especially sensitive types of information:

          (i)    The  identity, purchase and payment  patterns
               of,   and   special  relations      with,   the
               Company's customers;

          (ii)   The identity, net prices and credit terms of,
               and  special  relations with,    the  Company's
               suppliers;

            (iii)   The  Company's  inventory  selection   and
     management techniques;

           (iv) The Company's product development and market ing plans; and

           (v) The Company's finances, except to the extent publicly disclosed.

      4.2. The term "Proprietary Materials" shall mean all business records, documents, drawings, writings, software, programs and other tangible things which were or are created or received by or for the Company in furtherance of its business, including, by or but not limited to, those which contain Confidential Information. For example, Proprietary Materials include, but are not limited to, the following especially sensitive types of materials: applications software, the data bases of Confidential Information maintained in connection with such software, and printouts generated from such data bases; market studies and strategic plans; customer, supplier and employee lists; contracts and correspondence with customers and suppliers; documents evidencing transactions with customers and supplier; sales calls reports, appointment books, calendars, expense state ments and the like, reflecting conversations with any company, customer or supplier; architectural plans; and purchasing, sales and policy manuals. Proprietary Materials also include, but are not limited to, any such things which are created by Executive or with Executive's assistance and all notes, memoranda and the like prepared using the Proprietary Materials and/or Confidential Information.

       4.3. While some of the information contained in Proprietary Materials may have been known to Executive prior to employment with the Company, or may now or in the future be in the public domain, Executive acknowledges that the compi lation of that information contained in the Proprietary Materials has or will cost the Company a great effort and expense, and affords persons to whom Proprietary Materials are disclosed, including Executive, a competitive advantage over persons who do not know the information or have the compilation of the Proprietary Materials. Executive further acknowledges that Confidential Information and Proprietary Materials include commercially valuable trade secrets and automatically become the Company's exclusive property when they are conceived, created or received. Executive shall report to the Company fully and promptly, orally (or, at the Company's request, in writing) all discoveries, inventions and improvements, whether or not patentable, and all other ideas, developments, processes, techniques, designs and other information which may be of benefit to the Company, which Executive conceives, makes or develops during his employment (whether or not during working hours or with use or assistance of Company facilities, materials or personnel, and which either (i) relate to or arise out of any part of the Company's business in which Executive participates, or (ii) incorporate or make use of Confidential Information or Proprietary Materials) (all items referred to in this Section 4.3 being sometimes collectively referred to herein as the "Intellectual Property"). All Intellectual property shall be deemed
Confidential Information of the Company, and any writing or other tangible things describing, referring to, or containing Intellectual Property shall be deemed the Company's Proprietary Materials. At the request of the Company, during or after the term of employment, Executive (or after Executive's death, Executive's personal representative) shall, at the expense of the Company, make, execute and deliver all papers, assignments, conveyances, installments or other documents, and perform or cause to be performed such other lawful acts, and give such testimony, as the Company deems necessary or desirable to protect the Company's ownership rights and Intellectual Property.

      4.4. Confidentiality Duties.     Executive shall, except
as may be required by law, during the term of employment, and thereafter for the longest time permitted by applicable law:

            4.4.1.                  Comply  with  all  of  the
     Company's  instructions (whether  oral  or  written)  for
     preserving    the    confidentiality   of    Confidential
     Information and Proprietary Materials.

           4.4.2.                 Use Confidential Information
     and Proprietary Materials only at places designated by the Company, in furtherance of the Company's business, and pursuant to the Company's directions.

           4.4.3. Exercise appropriate care to advise other employees of the Company (and, as appropriate, subcontractors) of the sensitive nature of Confidential Information and Proprietary materials prior to their disclosure, and to disclose the same only on a need-to-know basis.

           4.4.4.                 Not copy all or any part  of
     Proprietary Materials, except as the Company directs.

           4.4.5.                  Not  sell,  give,  loan  or
     otherwise transfer any copy of all or any part of Proprietary Materials to any person who is not an employee of the Company, except as the Company directs.

           4.4.6. Not publish, lecture on or otherwise disclose to any person who is not an employee of the Company, except as the Company directs, all or any part of Confidential Information or Proprietary Materials.

           4.4.7.                  Not use all or any part  of
     any Confidential Information or Proprietary Materials for the benefit of any third party without the Company's written consent.

      Upon the termination of Executive's employment for whatever reason, Executive (or in the event of death, Executive's personal representative) shall promptly surrender to the Company the original and all copies of Proprietary Materials (including all notes, memoranda and the like concerning or derived therefrom), whether prepared by Executive or others, which are then in Executive's possession or control. Records of payments made by the Company to or for the benefit of Executive, Executive's copy of this Agreement and other such things, lawfully possessed by Executive which relate solely to taxes payable by Executive, employee benefits due to Executive or the terms of Executive's employment with the Company, shall not be deemed Proprietary Materials for purposes of this Section 4.

     5.   Non-competition.

      5.1. During Executive's employment, and during the two year period following his employment), Executive shall not, in any way, directly or indirectly, manage, operate, control (or participate in any of the foregoing), accept employment or a consulting position with or otherwise advise or assist or be connected with or directly or indirectly own or have any other interest in or right with respect to (other than through ownership of not more than 1% of the outstanding shares of a corporation's stock which is listed on a national securities exchange) any enterprise (other than for the Company or for the benefit of the Company) which is a wholesaler of janitorial or sanitation products having annual sales in excess  of  $1,000,000  within any  parish  in  the  State  of
Louisiana in which the Company has any facilities or customers, and within any county in any other state where the Company has a facility or customers.

      5.2. Executive recognizes that the foregoing limitations are reasonable and properly required for the adequate protection of the business of the Company. If any such limitations are deemed to be unreasonable by a court having jurisdiction of the matter and parties, Executive hereby agrees and submits to the reduction of any such limitations to such territory or time as to such court shall appear reasonable.

      5.3. Executive agrees that the remedy at law for any breach of the provisions of Section 4 or this Section 5 shall be inadequate and that the Company shall be entitled to injunctive relief in addition to any other remedies it may have.
     6.   Termination and Severance.

      6.1.  Resignation.        If Executive resigns, he shall
be entitled to receive only the unpaid portion of his base salary and accrued vacation attributable to and including the date of resignation, and reimbursement for reasonable reimbursable expenses incurred on behalf of the Company prior to the date of termination.

      6.2. By Executive For Good Reason. Executive may elect to terminate his employment by written notice to the Company within 60 days after the occurrence of any of the following events without Executive's consent, any of which shall be deemed "Good Reason":

          (a)   the reduction of Executive's base salary;

          (b) the exclusion of Executive from, or diminution in Executive's participation in, any bonus, profit sharing and other similar incentive compensation or deferred compensation plans made available to employees of the Company or to officers or management personnel of the Company at the level of President [Senior Vice President] or lower, other than exclusions, changes or diminutions applicable to all employees or such management personnel or officers; or

          (c) any material reduction in Executive's title or duties which has the effect of materially reducing Executive's status within the Company; provided, however, that any change in the office or officer to whom Executive reports, or in Executive's duties or title which does not diminish Executive's status within the Company, shall not be deemed "Good Reason"; or

           (d) any relocation of the Company's headquarters outside of the New Orleans metropolitan area; or

           (e) the material breach by the Company of any of its covenants or obligations under this Agreement.


      If  the  employment is terminated by Executive for  Good
Reason, Executive shall be entitled to receive:

          6.2.1.         the unpaid portion of his base salary
     for the remainder of his term of employment (but not for more than a 12 month period), payable on the Company's regular pay schedule; and

             6.2.2.           reimbursement   for   reasonable
     reimbursable expenses incurred on behalf of the Company prior to the termination; and

           6.2.3. a severance amount equal to his base salary, plus his bonuses earned from the Company for the calendar year preceding the year in which notice is given by Executive to the Company, payable in equal installments on the Company's regular pay schedule, commencing within 30 days after receipt by the Company of written notice from Executive and continuing for 12 months.

      6.3. By Company For Cause. The Company may terminate the employment at any time for Cause (as hereinafter defined). If Executive is terminated by the Company for Cause, Executive shall be entitled to receive only the unpaid portion of his base salary and accrued vacation attributable to all periods prior to and including the date of his termination, and reimbursement for reasonable reimbursable expenses incurred on behalf of the Company prior to the date of his termination.

     "Cause" means Executive's (a) conviction of , or plea of nolo contendere to a felony; (b) theft or embezzlement, or attempted theft or embezzlement, of money or property or assets of the Company or any of its affiliates; (c) use of illegal drugs; (d) material breach of this Agreement; (e) commission of any act or acts of moral turpitude in violation of Company policy; (f) gross negligence or willful misconduct in the performance of his duties; or (g) breach of any
fiduciary  duty  owed  to  the  Company,  including,   without
limitation,  engaging  in  directly  competitive  acts   while
employed by the Company.

      6.4. By the Company. The Company may terminate Executive's employment on written notice to Executive at any time. If Executive's employment is terminated by the Company, other than for Cause, Executive shall be entitled to receive:

          6.4.1.         the unpaid portion of his base salary
     for the remaining portion of the term of employment (but not for more than 12 months), payable on the Company's regular pay schedule; and

             6.4.2.            accrued   vacation   pay    and
     reimbursement   for   reasonable  reimbursable   expenses
     incurred on behalf of the Company prior to the date of termination; and

           6.4.3.          severance pay equal to  one  year's
     base salary.

      6.5. By Death or Disability. If Executive's employment is terminated due to his death or permanent disability, Executive shall be entitled to severance pay in accordance with the provisions of 6.4.2 and 6.4.3 above.

     7.   Miscellaneous.

           7.1. All notices hereunder shall be given in writing and sent to the party for whom such is intended by hand delivery or United States certified or registered mail, return receipt requested, postage prepaid, or overnight courier service, addressed to the party for whom intended at the following respective addresses:


                If to the Company:  c/o United Stationers Supply Co.
                                    2200 East Golf Road
                                    Des Plaines, IL 60016-1267
                                    Attn:  President

                If to Executive:


     or to such other persons and/or at such other addresses as may be designated by written notice served in accordance with the provisions hereof. Such notices shall be deemed to have been served, if hand delivered, on the day delivered, and if mailed, on the third day following the date deposited in the mail. Urgent notices shall be given by Telex or cable to the same addresses and confirmed by mail as provided above. All notices sent by Telex or cable shall be deemed to have been served upon receipt of the Telex or cable, but only if in fact confirmed by mail promptly after dispatch of the Telex or cable.

           7.2. This Agreement and all rights and benefits hereunder are personal to Executive and neither this Agreement nor any right or interest of Executive herein, or arising hereunder, shall be voluntarily or involuntarily sold, transferred or assigned by Executive. Any attempt by Executive to assign, execute, attach, transfer, pledge, hypothecate or otherwise dispose of any such benefits or amounts or any rights or interests contrary to the foregoing provisions, or the levy or attachment or similar process thereupon, shall be null and void and of no effect and shall relieve the Company of all liabilities hereunder. This Agreement and all of the Company's right and obligations hereunder may be assigned and/or delegated, as the case may be, without Executive's consent, to any entity which merges with the Company or which acquires substantially all of the assets of the Company and which agrees to be bound hereby. The enforceability of Executive's rights under the Agreement shall not be affected by any assignment or merger.

          7.3.  This Agreement shall be binding upon and inure
     to the benefit of the parties and their respective heirs,
     personal   representatives,  successors   and   permitted
     assigns.

            7.4. This Agreement constitutes the entire agreement between the parties and contains all the agreements between such parties with respect to the subject matter hereof. This Agreement supersedes all other agreements, oral or in writing, between the parties with respect to the subject matter hereof.

           7.5. No change or modification of this Agreement shall be valid unless the same shall be approved by the Board and in writing and signed by Executive and an authorized representative of the Company other than Executive. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the person or party to be charged.

           7.6. If any provisions of this Agreement (or portions thereof) shall, for any reason, be invalid or unenforceable, such provisions (or portions thereof) shall be ineffective only to the extent of such invalidity or unenforceability, and the remaining provisions or portions shall nevertheless be valid, enforceable and of full force and effect.

           7.7 The Section or paragraph headings or titles are for convenience only and shall not be deemed a part of this Agreement.

           7.8 This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute a single instrument.

           7.9 If Executive or his estate or designee prevails in any action to enforce their rights under this Agreement, they shall be entitled to receive their attorneys' fees, costs and expenses incurred in enforcing their rights under this Agreement, as well as interest at the Prime Rate as publicly announced by The Northern Trust Company of Chicago from time to time on the amount of the judgment from the date of demand for payment hereunder through the date of receipt of the amount of the judgment.


     8. Arbitration. Each of the undersigned hereby agrees that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, including but not limited to any claims of discrimination and wrongful termination, will be submitted for arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.




                                      LAGASSE BROS., INC.,
                                      a  Louisiana corporation


ATTEST:_______________________   By:_______________________

          Secretary                    Chairman of the Board and
                                       Chief Executive Officer





                                    _____________________________________
                                    [Executive]
                      EXHIBIT 2.4(a)(iv)


                   NONCOMPETITION AGREEMENT


      This Noncompetition Agreement (this "Agreement") is made
as  of            ,  1996,   by and between United  Stationers
Supply   Co.,  an  Illinois  corporation  ("Purchaser"),   and
_______________________              residing               at
___________________________("Shareholder").


                           RECITALS

      Concurrently with the execution and delivery of this Agreement, Purchaser is purchasing from Shareholder and other Shareholders all of the outstanding shares (the "Shares") of common stock, no par value, of Lagasse Bros., Inc. (the "Company") pursuant to the terms and conditions of a stock purchase agreement made as of October 1, 1996 (the "Stock Purchase Agreement"). Section 2.4(a)(iv) of the Stock Purchase Agreement requires that noncompetition agreements be executed and delivered by each of the Shareholders as a condition to the purchase of the Shares by Purchaser.


                           AGREEMENT

     The parties, intending to be legally bound, agree as follows:

1.   DEFINITIONS

     Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Stock Purchase
Agreement.

2.   ACKNOWLEDGMENTS BY SHAREHOLDER

       Shareholder acknowledges that (a) Shareholder has occupied a position of trust and confidence with the Company prior to the date hereof and has become familiar with the following, any and all of which constitute confidential information of the Company, (collectively the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs of the Company, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information of the Company and any other information, however documented, of the Company that is a trade secret; (ii) any and all information concerning the business and affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing, (b) the business of the Company is national in scope, (c) its products and services are marketed throughout the United States; (d) the Company compete with other businesses that are or could be located in any part of the United States; (e) Purchaser has required that Shareholder make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to the Purchaser's purchase of the Shares owned by Shareholders; (f) the provisions of Sections 3 and 4 of this Agreement are reasonable and necessary to protect and preserve the Company's business, and (g) the Company would be irreparably damaged if Shareholder were to breach the covenants set forth in Sections 3 and 4 of this Agreement.

3.   CONFIDENTIAL INFORMATION

     Shareholder acknowledges and agrees that all Confidential Information known or obtained by Shareholder, whether before or after the date hereof, is the property of the Company. Therefore, Shareholder agrees that Shareholder will not, at any time, disclose to any unauthorized Persons or use for his own account or for the benefit of any third party any Confidential Information, whether Shareholder has such information in Shareholder's memory or embodied in writing or other physical form, without Purchaser's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Shareholder's fault or the fault of any other Person bound by a duty of confidentiality to Purchaser or the Acquired Company. Shareholder agrees to deliver to Purchaser at the time of execution of this Agreement, and at any other time Purchaser may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the business, operations, or affairs of the Company and any other Confidential Information that Shareholder may then possess or have under Shareholder's control.

4.   NONCOMPETITION

      As  an inducement for Purchaser to enter into the  Stock
Purchase Agreement and as additional consideration for the consideration to be paid to Shareholder under the Stock
Purchase Agreement,  Shareholder agrees that:

     (a)  For a period of two years after the Closing:

          (i) Shareholder will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Shareholder's name or any similar name to, lend Shareholder's credit to, or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Company, anywhere within any parish in the State of Louisiana, or in any county in the United States in which the Company, at the time of the Closing, has a branch; provided, however, that Shareholder may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Shareholder agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

          (ii) Shareholder will not, directly or indirectly, either for himself or any other Person, (A) induce or attempt to induce any employee of the Company to leave the employ of the Company, (B) in any way interfere with the relationship between the Company and any employee of the Company, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of the Company, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of the Company.

          (iii) Shareholder will not, directly or indirectly, either for himself or any other Person, solicit the business of any Person known to Shareholder to be a customer of the Company, whether or not Shareholder had personal contact with such Person, with respect to products or activities which compete in whole or in part with the products or activities of the Company;

      (b)       Shareholder  will not, at any time  during  or
          after  the  two year period, disparage Purchaser  or
          the   Company,   or   any  of  their   shareholders,
          directors, officers, employees, or agents.

5.   REMEDIES

      If Shareholder breaches the covenants set forth in Sections 3 or 4 of this Agreement, Purchaser and the Company will be entitled to the following remedies:

     (a)  Damages from Shareholder;
     (b) To offset against any and all amounts owing to Shareholder under the Stock Purchase Agreement any and all amounts which Purchaser or the Company claim under Subsection 5(a) of this Agreement; and
     (c) In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 3 and 4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Purchaser and the Company and would be an inadequate remedy for such breach.
     (d) The rights and remedies of the parties to this Agreement are cumulative and not alternative.

6.   SUCCESSORS AND ASSIGNS

      This Agreement will be binding upon Purchaser, the Company and Shareholder and will inure to the benefit of Purchaser and the Company and their affiliates, successors and assigns and Shareholder and Shareholder's assigns, heirs and legal representatives.

7.   WAIVER

      The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

8.   GOVERNING LAW

      This Agreement will be governed by the laws of the State of Illinois without regard to conflicts of laws principles.

9.   JURISDICTION; SERVICE OF PROCESS

     Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Illinois, County of Cook, or the State of Louisiana, or, if it has or can acquire jurisdiction, in the appropriate United States District Court, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

10.  SEVERABILITY

      Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 4 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Shareholder.

11.  COUNTERPARTS

       This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.  SECTION HEADINGS, CONSTRUCTION

      The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

13.  NOTICES

      All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

          Shareholder:        _______________________________
                              _______________________________
                              Facsimile No.: ________________

       Purchaser:             United Stationers Supply Co.
                              2200 East Golf Road
                              Des Plaines, IL 60016-1267
                              Attention: President
                              Facsimile       No.:___________


14.  ENTIRE AGREEMENT

       This Agreement and the Stock Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between Purchaser and Shareholder with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


PURCHASER:                           COMPANY:
United  Stationers Supply Co.        Lagasse  Bros., Inc.


By:  ________________________        By: ____________________________
      Its                                          Its


SHAREHOLDER:


______________________________
[NAME]







                        EXHIBIT 2.4(c)


                       ESCROW AGREEMENT

      This Escrow Agreement, dated as of [DATE], 1996 (the "Closing Date"), among United Stationers Supply Co., an
Illinois corporation ("Purchaser"), and Kevin C. Lagasse, Cynthia Lagasse, David C. Lagasse, Linette Lagasse Abadie,
Clinton G. Lagasse, Raymond J. Lagasse and Rickey Lagasse, (the"Shareholders") being all of the shareholders of Lagasse Bros., Inc., a Louisiana corporation (the "Company")., and , a [national banking association [bank organized under the
laws of          ], as escrow agent ("Escrow Agent").

      This  is  the Escrow Agreement referred to in the  Stock
Purchase   Agreement  dated          October  1,   1996   (the
"Purchase Agreement") among Purchaser and Shareholders. Capitalized terms used in this agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

      The parties, intending to be legally bound, hereby agree as follows:

1.   ESTABLISHMENT OF ESCROW

      (a) Purchaser is depositing with Escrow Agent an amount equal to $4,500,000.00 in immediately available funds plus $ , being an amount equal to the estimated Adjustment Amount as described in the Purchase Agreement. These sums, as increased by any earnings thereon and as reduced by any disbursements, amounts withdrawn under Section 5(j), or losses on investments, are referred to herein as the "Escrow Fund". Escrow Agent acknowledges receipt thereof.

      (b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

2.   INVESTMENT OF FUNDS

      Except as Purchaser and Shareholders may from time to time jointly instruct Escrow Agent in writing, the Escrow Fund shall be invested from time to time, to the extent possible, in United States Treasury bills having a remaining maturity of 90 days or less and repurchase obligations secured by such United States Treasury Bills, with any remainder being deposited and maintained in a money market deposit account with Escrow Agent, until disbursement of the entire Escrow Fund. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Agreement.

3.   CLAIMS

      (a) If Purchaser gives a notice to Shareholders and Escrow Agent stating that the Adjustment Amount has been determined in accordance with Section 2.6 of the Purchase Agreement and specifying the dollar amount payable to Purchaser or Shareholders pursuant to Section 2.6(b) of the
Purchase Agreement as a result of such determination, on the tenth business day following such notice Escrow Agent shall pay to Purchaser or Shareholders (in equal shares) the dollar amount so specified from (and only to the extent of) the Escrow Fund. Escrow Agent shall not inquire into or consider whether the Adjustment Amount has been determined in accordance with the requirements of the Purchase Agreement.
     In addition, upon disbursement by the Escrow Agent of the Adjustment Amount, the Escrow Agent will also disburse in equal shares to the Shareholders a portion of the remaining balance of the Escrow Fund to reduce the Escrow Fund to $3,000,000.00.

      (b)  From time to time on or before          , Purchaser
may give notice (a "Notice") to Shareholders and Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim (a "Claim") it may have under Section 10 of the Purchase Agreement; Purchaser may make more than one claim with respect to any underlying state of facts. If Shareholders give notice to Purchaser and Escrow Agent disputing any Claim (a "Counter Notice") within 30 days following receipt by Escrow Agent of the Notice regarding such Claim, such Claim shall be resolved as provided in Section 3(c). If no Counter Notice is received by Escrow Agent within such 30-day period, then the dollar amount of damages claimed by Purchaser as set forth in its Notice shall be deemed established for purposes of this Escrow Agreement and the Purchase Agreement and, at the end of such 30-day period, Escrow Agent shall pay to Purchaser the dollar amount claimed in the Notice from (and only to the extent of) the Escrow Fund. Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Purchase Agreement.

      (c) If a Counter Notice is given with respect to a claim, Escrow Agent shall make payment with respect thereto only in accordance with (i) joint written instructions of Purchaser and Shareholders or (ii) a final non-appealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

4.   TERMINATION OF ESCROW

      On                  ,  1997  Escrow Agent shall pay  and
distribute the then amount of Escrow Fund to Shareholders in equal shares, unless (i) any Claims are then pending, in which case an amount equal to the aggregate dollar amount of such Claims (as shown in the Notices of such Claims) shall be retained by Escrow Agent in the Escrow Fund (and the balance paid to Shareholders in such proportions) or (ii) Purchaser has given notice to Shareholders and Escrow Agent specifying in reasonable detail the nature of any other claim it may have under Section 10 of the Purchase Agreement with respect to which it is unable to specify the amount of Damages, in which case their entire Escrow Fund shall be retained by Escrow
Agent, in either case until it receives joint written instructions of Purchaser and Shareholders or a final non-appealable order of a court of competent jurisdiction as contemplated by Section 3(b).

5.   DUTIES OF ESCROW AGENT

     (a) Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

     (b) Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.

      (c) Escrow Agent shall be entitled to rely upon any order, judgment, certif1cation, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

      (d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

      (e) Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certif1cations. This Section 5(e) and Section 5(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

      (f) Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

      (g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

     (h) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

      (i) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

      (j) Purchaser and Shareholders shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of $
at the time of execution of this Agreement and $ annually thereafter and agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such compensation and reimbursement to which Escrow Agent is entitled shall be borne 50% by Purchaser, and 50% by Shareholders in equal shares. Any fees or expenses of Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder.

       (k) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

     (l) The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

6.   LIMITED RESPONSIBILITY

      This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

7.   OWNERSHIP FOR TAX PURPOSES

      Shareholders agree that, for purposes of federal and other taxes based on income, Each Shareholder will be treated as the owner of an equal percentage of the Escrow Fund, respectively, and each Shareholder will report all income, if any, that is eamed on, or derived from, the Escrow Fund as their income, in such proportions, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

8.   NOTICES

      All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     Shareholders:

                                   Attention:
                                   Facsimile:

     with a copy to:

                                   Facsimile:

     Purchaser:                    United   Stationers Supply Co.
                                   2200 East Golf Road
                                   Des Plaines, IL 60016-1267
                                   Attention:  President
                                   Facsimile:

     with a copy to:               Otis H. Halleen, General Counsel
                                   2200 East Golf Road
                                   Des Plaines, IL 60016-1267
                                   Facsimile:  (847) 699-3193

     Escrow Agent:

                                   Attention:
                                   Facsimile:

     with a copy to:


                                   Attention:
                                   Facsimile:

9.   JURISDICTION; SERVICE OF PROCESS

     Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the
State of Illinois, County of Cook, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Illinois, and each of the parties consents to the jurisdiction of such courts (and of the
appropriate appellate courts) in any such            act1on or
proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

10.  COUNTERPARTS

       This   Agreement  may  be  executed  in  one  or   more
counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

11.  SECTION HEADINGS

      The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

12.  WAIVER

      The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.  EXCLUSIVE AGREEMENT AND MODIFICATION

      This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Purchaser, the Shareholders, and the Escrow Agent.

14.  GOVERNING LAW

     This Agreement shall be governed by the laws of the State of Illinois without regard to conflicts of law principles.


      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


Purchaser:                              Shareholders:
United Stationers Supply Co.

                                        /s/ Kevin C. Lagasse
By: __________________________          Kevin C. Lagasse
Name:
Title:
                                        /s/ Cynthia Lagasse
                                        Cynthia Lagasse


                                        /s/ David C. Lagasse
                                        David C. Lagasse

Escrow Agent:                           /s/ Linette Lagasse Abadie
                                        Linette Lagasse Abadie

By:___________________________          /s/ Clinton G. Lagasse
Name:                                   Clinton G. Lagasse
Title:

                                        /s/ Raymond J. Lagasse
                                        Raymond J. Lagasse


                                        /s/ Rickey Lagasse
                                        Rickey Lagasse
                        EXHIBIT 7.4(a)

              Opinion of Counsel to Shareholders


                                                        [DATE]
United Stationers Supply Co.
2200 East Golf Road
Des Plaines, IL 60016-1267

Gentlemen:

     We have acted as counsel to Lagasse Bros., Inc., a Louisiana corporation (the "Company"), and Kevin C. Lagasse, Cynthia Lagasse, David C. Lagasse, Linette Lagasse Abadie,
Clinton G. Lagasse, Raymond J. Lagasse and Rickey Lagasse, being all of the shareholders of the Company (the "Shareholders") in connection with the Stock Purchase Agreement dated October 1,1996 (the "Agreement") between the Shareholders and United Stationers Supply Co., an Illinois corporation ("Purchaser"). This is the opinion contemplated by Section 7.4(a) of the Agreement. All capitalized terms used in this opinion without definition have the respective meanings given to them in the Agreement or the Accord referred to below.

      This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the Law of the State(s) of Louisiana.

     Based on the foregoing, our opinion is as follows:

       1.    The  Agreement,  the  Escrow  Agreement  and  the
Shareholders'   Releases   are   enforceable    against    the
Shareholders.

     2. The authorized capital stock of the Company consists of 10,000 shares of common stock, no par value, of which 2,088 shares are outstanding. Shareholders own all of the outstanding stock of record and beneficially, free and clear of all adverse claims. As a result of the delivery of certificates to Purchaser and the payment to Shareholders being made at the Closing, Purchaser is acquiring ownership of all of the outstanding shares, free and clear of all adverse claims.

     3. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as set forth in Part 3.1(a) of the Disclosure Letter, with full corporate power and authority to own its properties and to engage in its business as presently conducted or contemplated, and is duly qualified and in good standing as a foreign corporation under the laws of each other jurisdiction in which it is authorized to do business as set forth in Part 3.1(a) of the Disclosure Letter. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of the preemptive rights of any Person.

      4. Neither the execution and delivery of the Agreement nor the consummation of any or all of the Contemplated Transactions (a) breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under any agreement or commitment [describe selection criteria] to which any shareholder is party or (b) violates any statute, law, regulation or rule, or any judgment, decree or order of any court or other Governmental Body applicable to any Shareholder.

      5. Neither the execution and delivery of the Agreement nor the consummation of any or all of the Contemplated Transactions (a) violates any provision of the certificate of incorporation or bylaws (or other governing instrument) of the Company, (b) breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or results in the termination of, or accelerates the performance required by, or excuses performance by any Person of any of its obligations under, or causes the acceleration of the maturity of any debt or obligation pursuant to, or results in the creation or imposition of any Encumbrance upon any property or assets of the Company under, any agreement or commitment [describe selection criteria] to which the Company is a party or by which any of their respective properties or assets are bound, or to which any of the properties or assets of the Company are subject, or (c) violates any statute, law, regulation, or rule, or any judgment, decree or order of any court or other Governmental Body applicable to the Company.

      6. Except for requirements of the HSR Act, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required in connection with the execution, delivery and performance of the Agreement or the consummation of the Contemplated Transactions.

       We  hereby confirm to you that, except as set forth  in
Part 3.15 of the Disclosure Letter, there is no Proceeding by or before any court or Governmental Body pending or overtly threatened against or involving the Company or that questions or challenges the validity of the Agreement or any action taken or to be taken by the Company pursuant to the Agreement or in connection with the Contemplated Transactions, and the Company is not subject to any judgment, order or decree having prospective effect.

     The Accord is changed for purposes of this Opinion Letter pursuant to 21 of the Accord as follows:

     (a) The Primary Lawyer Group shall include all lawyers presently at our firm who have given substantive attention to the affairs of any of the Shareholders or the Company since
     (b)  Accord  l9(e) and  19(j) are deleted.

      We understand that you are delivering a copy of this opinion to [identify lenders to Purchaser] in connection with the financing of the transactions contemplated by the Agreement and agree that [those lenders] may rely on this opinion as if it were addressed to them.

                                        Very truly yours,
                          EXHIBIT 8.4

                Opinion of Counsel to Purchaser


                                                        [DATE]

[Names and Addresses of Shareholders]

Ladies and Gentlemen:

      I am General Counsel of, have acted as counsel to United Stationers Supply Co., an Illinois corporation ("Purchaser"), in connection with the Stock Purchase Agreement dated October 1, 1996 (the "Agreement") between Lagasse Bros., Inc., a
Louisiana corporation (the "Company"), and Kevin C. Lagasse, Cynthia Lagasse, David C. Lagasse, Linette Lagasse Abadie,
Clinton G. Lagasse, Raymond J. Lagasse and Rickey Lagasse, being all of the shareholders of the Company (the
"Shareholders"), and Purchaser. This is the opinion contemplated by Section 8.4(a) of the Agreement. All capitalized terms used in this opinion without definition have the respective meanings given to them in the Agreement or the Accord referred to below.

      This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the Law of the State of Illinois.

     Based on the foregoing, my opinion is as follows:

       1. The Agreement and the Escrow Agreement are enforceable against Purchaser.

      2. Neither the execution and delivery of the Agreement and the Escrow Agreement nor the performance of Purchaser's obligations thereunder (a) violates any provision of the certificate of incorporation or bylaws (or other governing instrument) of Purchaser, (b) breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under any agreement or commitment [describe selection criteria] to which Purchaser is party or (c) violates any statute, law, regulation or rule, or any judgment, decree or order of any court or Governmental Body applicable to Purchaser.


                              Very truly yours,


                              Otis H. Halleen
                              General Counsel